Exhibit 10.2
THE O’GARA GROUP, INC.
2005 Stock Option Plan
(As Amended and Restated Effective December 20, 2007)
ARTICLE I
OBJECTIVES
     1.1 The objectives of this Stock Option Plan (the “Plan”) are to enable The O’Gara Group, Inc. (the “Company”) to compete successfully in retaining and attracting employees, non-employee members of its Board of Advisors, non-employee members of its Board of Directors and consultants of outstanding ability and to stimulate the efforts of these persons toward the Company’s objectives.
ARTICLE II
DEFINITIONS
     2.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.
     A. “Board” means the Board of Directors of the Company.
     B. “Board of Advisors” means the Board of Advisors of the Company.
     C. “Cause” means, unless otherwise defined in an Option agreement, the occurrence of any one or more of the following events with respect to an Option Holder: conviction of any felony criminal offense or criminal offense involving moral turpitude or controlled substances; violation of any policy or procedure of the Company or its Subsidiaries applicable to the Option Holder which is deemed in good faith by the Board to be harmful to the Company or its Subsidiaries; violation of any provision of any written agreement between the Company (or one of its Subsidiaries) and the Option Holder which permits termination of such Agreement; or failure to perform satisfactorily in the judgment of the Board a substantial portion of his or her duties to the Company or its Subsidiaries after having been advised by the Company or the Subsidiary, if applicable, that his or her performance has been deemed to be unsatisfactory.
     D. “Code” means the Internal Revenue Code of 1986, as amended, and any regulations or rulings promulgated thereunder. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) or statute of like intent and purpose.
     E. “Company” means the Company.
     F. “Consultant” means any natural person who provides bona fide services to the Company or its Subsidiaries, who is not on the regular payroll of the Company or its Subsidiaries and whose services neither are in connection with the offer or sale of securities of the Company in a capital-raising transaction nor directly or indirectly promote or maintain a market for the Company’s securities.
     G. “Date of Grant” means date when the Board completes the corporate action necessary to create the legally binding right constituting the Option. For this purpose, Board action creating the legally binding right constituting the Option is not considered complete until the date on which the maximum number of Shares that can be purchased under the Option and the minimum exercise price are fixed or determinable, and the class of underlying Common Stock and the identity of the Option Holder is designated. If the Board action provides for an immediate offer of Common Stock for sale to an Option Holder, or provides for a particular date on which such offer is to be made, the Date of Grant of the Option is the date of such Board action if the offer is to be made immediately, or the date provided as the date of the offer, as the case may be.
     H. “Disability” means a permanent and total disability, as defined in Section 22(e)(3) of the Code, as determined by the Board in good faith, upon receipt of medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advise.
     I. “Eligible Employee” means any employee (including any officer) of the Company or a Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability.

     J. “Fair Market Value” means, as of any date other than the date of an initial public offering, (i) if the Shares are readily tradable on an established securities market, such value as the Board shall determine in accordance with Section 409A of the Code, or (ii) if the Shares are not readily tradable on an established securities market, such value as the Board shall determine by either (a) the reasonable application of a reasonable valuation method that complies with the requirements of Treas. Reg. § 1.409A-1(b)(5)(iv)(B)(1) or (b) by using one of the presumptive reasonable valuation methods described in Treas. Reg. § 1.409A-1(b)(5)(iv)(B)(2), provided that, in either case, once a single valuation method is used to determine the Fair Market Value of a Share, such value may not be changed through the retroactive use of another valuation method. Solely as of the date of an initial public offering, “Fair Market Value” of a Share shall mean the price to the public pursuant to the form of final prospectus used in connection with the initial public offering, as indicated on the cover page of such prospectus or otherwise.
     K. “Incentive Stock Option” shall have the same meaning as is given to that term by Section 422 of the Code.
     L. “Mature Shares” means Shares which have been fully paid and held, of record or beneficially, by the holder free and clear of all liens and encumbrances, and which such holder has held for at least six months.
     M. “Nonemployee Member of the Board of Advisors” means any member of the Board of Advisors who is not an Eligible Employee.
     N. “Nonemployee Director” means any member of the Board of Directors who is not an Eligible Employee.
     O. “Nonqualified Stock Option” means any Option other than an Incentive Stock Option.
     P. “Option” means the right or privilege of an individual, subject to the terms of this Plan and to such other terms and conditions as the Board may establish, to purchase a maximum number of Shares from the Company by virtue of an offer of the Company continuing for a stated period of time, whether or not irrevocable, to sell such Shares at a specified price per Share, such individual being under no obligation to purchase.

     Q. “Option Holder” means any Eligible Employee, Nonemployee Member of the Board of Advisors, Nonemployee Director or Consultant to whom an Option has been granted under the Plan.
     R. “Option Price” means the consideration in cash or property that, pursuant to the terms of the Option, is the price at which a Share subject to the Option is purchasable. The term “Option Price” does not include any amounts paid as interest under a deferred payment plan or treated as interest. The Option Price for a Share shall not be less than the Fair Market Value of a Share on the Date of Grant.
     S. “Share” means one share of the Common Stock, no par value, of the Company.
     T. “Subsidiary” means, with respect to grants of Nonqualified Stock Options, any corporation in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with the Company (or any successor thereto) that has a controlling interest in the corporation or other entity for which the Eligible Employee or Consultant provides direct services on the Date of Grant of the Option. For this purpose, the term “controlling interest” has the same meaning as provided in Treas. Reg. § 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. §1.414(c)-2(b)(2)(i).
     In addition, with respect to the grant of a Nonqualified Stock Option to an Eligible Employee or Consultant that is based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Treas. Reg. § 1.414(c)-2(b)(2)(i), provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 apply. The determination of whether a grant of a Nonqualified Stock Option is based on legitimate business criteria is based on the facts and circumstances, focusing primarily on whether there is a sufficient nexus between the Eligible Employee or Consultant and the Company so that the grant serves a legitimate non-tax business purpose other than simply providing compensation to the Eligible Employee or Consultant that is excluded from the requirements of Section 409A of the Code.

     With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.
ARTICLE III
ADMINISTRATION
     3.1 Administration. The Plan shall be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable.
     3.2 Except as specifically limited by the provisions of the Plan, the Board shall have authority to:
     A. Determine which Eligible Employees, Nonemployee Members of the Board of Advisors, Nonemployee Directors or Consultants shall be granted Options;
     B. Determine the number of Shares which may be subject to each Option;
     C. Determine the term and the Option Price of each Option;
     D. Determine whether an Option is an Incentive Stock Option or a Nonqualified Stock Option (except that only Nonqualified Stock Options may be granted to Nonemployee Members of the Board of Advisors, Nonemployee Directors and Consultants);
     E. Determine the time or times when Options will be granted; and
     F. Determine all other terms and conditions of each Option, including (but not limited to) the terms of any Option agreement. The Board may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall vest in any one year or other stated period of time and may specify the conditions under which a vested Option is exercisable. The Board may also waive or amend the terms and conditions of, or accelerate either or both the vesting or exercisability of, an Option under circumstances selected by the Board, except to the extent such waiver, amendment or acceleration would cause the Option to be treated as either (i) the grant of a new Option or an extension of the Option under Treas. Reg. § 1.409A-1(b)(5)(v) that is not exempt from the requirements of Section 409A of the Code or (ii) as having had an additional deferral feature from the original Date of Grant that is not permitted under Section 8.1(C) of this Plan, as long as such waivers, amendments or accelerations are not inconsistent with the terms of the Plan, but no such changes shall materially impair the rights of any Option Holder without his or her consent unless required by law or integrally related to a requirement of law.
     3.3 Any action, decision, interpretation or determination by the Board with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.
     3.4 No member of the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action, or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.
     3.5 The Board may, at its discretion, delegate any or all of the functions to be performed by it to a committee of the Board.
ARTICLE IV
SHARES ISSUABLE
     4.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 81,500 Shares in the aggregate, all of which may be granted as Incentive Stock Options. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Mature Shares tendered as payment for the Option Price pursuant to Section 7.1 shall be available for issuance under the Plan. The Board may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.
ARTICLE V
GRANTING OF OPTIONS
     5.1 Subject to the terms and conditions of the Plan, the Board may, from time to time, grant Options to Eligible Employees, Nonemployee Members of the Board of Advisors, Nonemployee Directors or Consultants on such terms and conditions as it shall determine, except that Incentive Stock Options may only be granted to Eligible Employees. Each Option granted shall be designated as either a Nonqualified Stock Option or an Incentive Stock Option. More than one Option and more than one form of Option may be granted to the same individual.
ARTICLE VI
EXERCISE OF OPTIONS
     6.1 Any person entitled to exercise an Option may do so in whole or in part, to the extent the Option is vested, by delivering to the Company, attention: Secretary, at its principal office, a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.
ARTICLE VII
PAYMENT OF OPTION PRICE
     7.1 Subject to such administrative requirements as the Board may impose, payment of the Option Price may be made, at the election of the Option Holder, in cash or by the tender of Mature Shares or by a combination of the foregoing. If payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to the Company, are received by the Company.

ARTICLE VIII
INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS
     8.1 Any Option designated as a Nonqualified Stock Option will be subject to the following specific provisions:
     A. The Option Price per Share shall never be less than the Fair Market Value of a Share on the Date of Grant, subject to adjustment pursuant to Article XI.
     B. The transfer or exercise of the Nonqualified Stock Option is subject to taxation under Section 83 and Treas. Reg. § 1.83-7.
     C. In no event shall a Nonqualified Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option under Treas. Reg. § 1.83-7, or the time the Share acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in Treas. Reg. § 1.83-3(b)).
     D. The number of Shares subject to the Nonqualified Stock Option shall be fixed on the Date of Grant, subject to adjustment pursuant to Article XI.
     8.2 Any Option designated as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan, including those set forth in Section 8.1 above. In addition, an Incentive Stock Option shall be subject to the following specific provisions:
     A. No Incentive Stock Option may be exercised after the expiration of ten years from the Date of Grant.
     B. If, at the time the Incentive Stock Option is granted, the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries, then:
     (i) The Option Price per Share must not be less than 110% of the Fair Market Value of a Share on the Date of Grant; and

     (ii) The term of the Incentive Stock Option shall not be greater than five years from the Date of Grant.
     C. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options become exercisable for the first time by any Option Holder during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
     D. The provisions of the Option agreement shall require the Option Holder to notify the Company of any disposition of any Shares issued as a result of the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.
     8.3 If any Option is not granted, exercised or held pursuant to the provisions of Code Section 422, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.
ARTICLE IX
TRANSFERABILITY OF OPTIONS
     9.1 During the lifetime of an Option Holder, an Option granted under this Plan to him or her will be non-assignable and non-transferable and may be exercised only by such individual or that individual’s legal representative or guardian. In the event of the death of an Option Holder, an exercisable Option shall be transferable, to the extent the Option is vested on the date of death, pursuant to the Option Holder’s will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Article X. Shares issued upon Option exercise shall, in all cases, be subject to the provisions of Article XV.
ARTICLE X
TERMINATION OF OPTIONS
     10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

     A. During the period of the Eligible Employee’s continuous employment with the Company or its Subsidiaries, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.
     B. Upon termination of the Eligible Employee’s employment with the Company or its Subsidiaries for any reason any unexercisable Option, whether or not vested, shall immediately terminate. Except as provided in Section 10.1(C) or Section 10.1(D), any Option which is vested (in whole or part) and exercisable on the date of termination of employment will terminate upon the earlier of its full exercise (to the extent vested on the date of termination of employment), the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, military leave, sick leave, or other bona fide leave of absence shall not be deemed to be termination of employment.
     C. If an Eligible Employee to whom an Option was granted dies or becomes subject to a Disability while employed by the Company or a Subsidiary, an Option which is vested (in whole or part) and exercisable on the date of death or the commencement of Disability may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee was entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee’s legal representative or guardian or by the representative(s) of the Eligible Employee’s estate or the person(s) to whom the Option may have been transferred by will or by the laws of descent and distribution.
     D. Upon termination by the Company or its Subsidiaries of the Eligible Employee’s employment for Cause, all unexercised Options, whether vested or not, held by the Eligible Employee at the time of termination shall immediately terminate. In addition, if an Eligible Employee terminates his or her employment and the Board, in good faith, determines that grounds existed at that time for the Company or Subsidiary to terminate the Eligible Employee for Cause, all unexercised Options held by the Eligible Employee at the time of termination, whether then exercisable or not, shall be deemed to have been terminated at the time of termination of employment.

     10.2 Unless earlier terminated pursuant to Article XIII, an Option granted to a Nonemployee Member of the Board of Advisors will terminate as follows:
     A. During the period of the Nonemployee Member of the Board of Advisors’ continuous service as a member of the Board of Advisors, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Nonemployee Member of the Board of Advisors.
     B. Upon termination of the Nonemployee Member of the Board of Advisors’ service as a member of the Board of Advisors for any reason any unexercisable Option, whether or not vested, shall immediately terminate. Except as provided in Section 10.2(C) or Section 10.2(D), any Option which is vested (in whole or part) and exercisable on the date of termination of service as a member of the Board of Advisors will terminate upon the earlier of its full exercise (to the extent vested on the date of termination of service), the expiration of the Option by its terms or the end of the three-month period following the date of termination.
     C. If a Nonemployee Member of the Board of Advisors to whom an Option was granted dies or becomes subject to a Disability while serving on the Board of Advisors, an Option which is vested (in whole or part) and exercisable on the date of death or the commencement of Disability may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Nonemployee Member of the Board of Advisors was entitled to exercise it at the time of death or the commencement of Disability, by the Nonemployee Member of the Board of Advisors or the Nonemployee Member of the Board of Advisors’ legal representative or guardian or by the representative(s) of the Nonemployee Member of the Board of Advisors’ estate or the person(s) to whom the Option may have been transferred by will or by the laws of descent and distribution.
     D. If the Board should determine that a Nonemployee Member of the Board of Advisors has engaged in conduct that, if the Nonemployee Member of the Board of Advisors were an Eligible Employee, would be grounds for termination of employment for Cause, all unexercised Options, whether vested or not, held by the Nonemployee Member of the Board of Advisors at the time of such determination shall immediately terminate. In addition, if a Nonemployee Member of the Board of Advisors resigns as a member of the Board of Advisors, and the Board, in good faith, determines that grounds existed at that time for the Board to have made such a determination, all unexercised Options held by the Nonemployee Member of the Board of Advisors at the time of resignation, whether then exercisable or not, shall be deemed to have been terminated at the time of resignation.
     10.3 Unless earlier terminated pursuant to Article XIII, an Option granted to a Nonemployee Director will terminate as follows:
     A. During the period of the Nonemployee Director’s continuous service as a member of the Board, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Nonemployee Director.
     B. Upon termination of the Nonemployee Director’s service as a member of the Board for any reason any unexercisable Option, whether or not vested, shall immediately terminate. Except as provided in Section 10.3(C) or Section 10.3(D), any Option which is vested (in whole or part) and exercisable on the date of termination of service as a member of the Board will terminate upon the earlier of its full exercise (to the extent vested on the date of termination of service), the expiration of the Option by its terms or the end of the three-month period following the date of termination.
     C. If a Nonemployee Director to whom an Option was granted dies or becomes subject to a Disability while serving on the Board, an Option which is vested (in whole or part) and exercisable on the date of death or the commencement of Disability may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Nonemployee Director was entitled to exercise it at the time of death or the commencement of Disability, by the Nonemployee Director or the Nonemployee Director’s legal representative or guardian or by the representative(s) of the Nonemployee Director’s estate or the person(s) to whom the Option may have been transferred by will or by the laws of descent and distribution.
     D. If the Board should determine that a Nonemployee Director has engaged in conduct that, if the Nonemployee Director were an Eligible Employee, would be grounds for termination of employment for Cause, all unexercised Options, whether vested or not, held by the Nonemployee Director at the time of such determination shall immediately terminate. In addition, if a Nonemployee Director resigns as a member of the Board, and the Board, in good faith, determines that grounds existed at that time for the Board to have made such a determination, all unexercised Options held by the Nonemployee Director at the time of resignation, whether then exercisable or not, shall be deemed to have been terminated at the time of resignation.
     10.4 Unless earlier terminated pursuant to Article XIII, an Option granted to a Consultant will terminate as follows:
     A. During the period of the Consultant’s continuous service to the Company or its Subsidiaries, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Consultant.
     B. On the date the Consultant is no longer providing services to the Company or its Subsidiaries (as determined by the Board), for any reason any unexercisable Option, whether or not vested, shall immediately terminate. Except as provided in Section 10.4(C) or Section 10.4(D), any Option which is vested (in whole or part) and exercisable on the date the Consultant is no longer providing services will terminate upon the earlier of its full exercise (to the extent vested on the date of termination of services), the expiration of the Option by its terms or the end of the three-month period following the date the Consultant is no longer providing services.
     C. If a Consultant to whom an Option was granted dies or becomes subject to a Disability while providing services to the Company, an Option which is vested (in whole or part) and exercisable on the date of death or the commencement of Disability may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Consultant was entitled to exercise it at the time of death or the commencement of Disability, by the Consultant or the Consultant’s legal representative or guardian or by the representative(s) of the Consultant’s estate or the person(s) to whom the Option may have been transferred by will or by the laws of descent and distribution.
     D. Upon termination by the Company of the Consultant’s services for Cause, all unexercised Options, whether vested or not, held by the Consultant at the time of termination shall immediately terminate. In addition, if a Consultant terminates providing his or her services and the Board, in good faith, determines that grounds existed at that time for the Company to terminate the Consultant’s services for Cause, all unexercised Options held by the Consultant at the time of termination, whether then exercisable or not, shall be deemed to have been terminated at the time of termination of services.
     10.5 Notwithstanding the foregoing provisions of this Article X, the Board may, in its discretion, upon granting an Option provide in the Option agreement for such other periods by which an Option may be exercised. In addition, the Board, at its discretion may extend the periods for Option exercise as set forth in this Article X or in the Option agreement, provided that such extension would not cause the Option to be treated as having had an additional deferral feature not permitted under Section 8.1(C) of this Plan.
ARTICLE XI
ADJUSTMENTS TO SHARES AND OPTION PRICE
     11.1 If the Company shall at any time after the effective date of the Plan change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, reverse stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to shareholders of cash or property (such as a large nonrecurring cash dividend or in a spin-off or split-up) which has a substantial impact on the value of outstanding Shares (collectively, an “Equity Restructuring”), then the numbers of Shares specified in Section 4.1, the specified or fixed numbers of Shares covered by each outstanding Option, and, if applicable, the Option Price (the “Adjusted Items”) shall be proportionately and equitably adjusted; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) the numbers of Shares covered by each outstanding Option shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board. The determination of whether an Equity Restructuring has occurred, and what adjustments are to be made to Adjusted Items, shall be made by the Board in good faith in such manner as it deems necessary or appropriate in order to prevent enlargement or dilution of the rights and benefits (or potential benefits) intended to be made available under the Plan.

     In the event the type of Shares to be issued hereunder are affected on account of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event, the type of Shares issuable under this Plan in substitution of, or in exchange for, the Shares shall be a class of stock that is common stock for purposes of Section 305 of the Code of a corporation that is an eligible issuer of service recipient stock (within the meaning of the Treas. Reg. § 1.409-1(b)(5)(iii)(E)). However, under no circumstances shall the Shares be substituted or exchanged for a class of stock that (x) has any preference as to distributions other than distributions of such stock and distributions in liquidation of the issuer or (y) is subject to a mandatory repurchase obligation (other than a right of first refusal), or a put or call right that is not a lapse restriction (as defined in Treas. Reg. § 1.83-3(i)) if the stock price under such right or obligation is based on a measure other than the fair market value (disregarding lapse restrictions as defined in §1.83-3(i)) of the equity interest in the corporation represented by the stock.
ARTICLE XII
AMENDMENT OR TERMINATION OF PLAN
     12.1 The Board may at any time amend, suspend or terminate the Plan; provided, however, that shareholder approval shall be required for any amendment if such approval is required pursuant to the Code, or any rule or regulation thereunder, as such may be in effect and be interpreted from time to time. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Option agreement to cause the Plan and such Option to remain beyond the scope of the types of compensatory arrangements that are subject to the requirements of Section 409A of the Code. In no event may an amendment to the Plan or any Option agreement (for example, certain modifications, extensions or a renewals) be made if it would cause an Option to be considered a deferral of compensation under Section 409A of the Code.
     12.2 Except as otherwise provided in Section 12.1, no amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

ARTICLE XIII
CERTAIN EVENTS
     13.1 Subject to Section 13.4, in the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or other entity (a “successor corporation”), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event such successor corporation assumes the obligations under this Plan, the numbers of Shares or Option Price of Option shall be adjusted in accordance with Section 11.1. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer and any Option previously granted hereunder shall terminate. If practical, the Company shall give each Option Holder twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.
     13.2 Subject to Section 13.4, in the event any person (other than Thomas M. O’Gara or any of his affiliates), by any means of purchase or acquisition, becomes the “beneficial owner” (as defined in Exchange Act Rule 13d-3 as in effect on February 28, 2002) of more than 50% of the outstanding Shares of the Company, or commences a tender offer pursuant to Exchange Act Regulation 14C (as in effect on February 28, 2002) which, if successful, would result in such person becoming the beneficial owner of more than 50% of such Shares, then all Options which are outstanding at the time of such event shall immediately become fully vested and exercisable in full.
     13.3 Subject to Section 13.4, in the event of the execution of an agreement of reorganization, merger or consolidation of the Company with one or more corporations or other entities as a result of which the Company is not to be the surviving corporation (whether or not the Company shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Company, then all Options which are outstanding at the time of such event shall immediately become fully vested and exercisable in full.
     13.4 The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     13.5 Notwithstanding the foregoing, in the event the amounts deemed payable under this Article XIII when added to all other payments to the Option Holder by the Company, would, if made, constitute excess parachute payments within the meaning of Sections 280G and 4999 of the Code, the amounts deemed payable by the Company under this Article shall be reduced by the amount deemed necessary to cause the holder to receive $1,000.00 less than three times the holder’s base amount (as that term is defined in Code Section 280G) from all such payments to the holder from the Company. In the event the amount of the payments exceeds the amount subsequently determined to have been due, the excess benefits over three times the base amount shall be returned immediately to the Company by the holder.
ARTICLE XIV
EFFECTIVE DATE
     14.1 This Plan became effective on June 28, 2005. No Option shall be granted pursuant to this Plan subsequent to June 27, 2015 or subsequent to any earlier date as of which this Plan is terminated.
ARTICLE XV
REPURCHASE OF OPTION SHARES
     15.1 In the event an Eligible Employee exercises an Option and thereafter, while still an employee of the Company, wishes to sell the Shares received upon exercise, he or she shall first offer to sell such Shares to the Company. The Eligible Employee shall give notice to the Company at least 15 days prior to the proposed sale. The notice shall include the identity of the proposed purchaser and the details of the terms of the proposed purchase. The Company shall have ten days after receipt of this notice to advise the Eligible Employee that the Company has decided to purchase the Shares on the same terms. If the terms of the proposed purchase involve consideration other than cash, the Company may pay with consideration of comparable value. The purchase will be closed within five days after notice is given by the Company. If the Company does not purchase the Shares, the Eligible Employee may proceed with the proposed sale, but only on the terms described in the original notice. The proposed sale must be completed within 30 days after the end of the Company’s ten-day reply period.
     15.2 In the event a Nonemployee Member of the Board of Advisors exercises an Option and thereafter, while still serving as a member of the Board of Advisors, wishes to sell the Shares received upon exercise, he or she shall first offer to sell such Shares to the Company. The Nonemployee Member of the Board of Advisors shall give notice to the Company at least 15 days prior to the proposed sale. The notice shall include the identity of the proposed purchaser and the details of the terms of the proposed purchase. The Company shall have ten days after receipt of this notice to advise the Nonemployee Member of the Board of Advisors that the Company has decided to purchase the Shares on the same terms. If the terms of the proposed purchase involve consideration other than cash, the Company may pay with consideration of comparable value. The purchase will be closed within five days after notice is given by the Company. If the Company does not purchase the Shares, the Nonemployee Member of the Board of Advisors may proceed with the proposed sale, but only on the terms described in the original notice. The proposed sale must be completed within 30 days after the end of the Company’s ten-day reply period.
     15.3 In the event a Nonemployee Director exercises an Option and thereafter, while still serving as a member of the Board, wishes to sell the Shares received upon exercise, he or she shall first offer to sell such Shares to the Company. The Nonemployee Director shall give notice to the Company at least 15 days prior to the proposed sale. The notice shall include the identity of the proposed purchaser and the details of the terms of the proposed purchase. The Company shall have ten days after receipt of this notice to advise the Nonemployee Director that the Company has decided to purchase the Shares on the same terms. If the terms of the proposed purchase involve consideration other than cash, the Company may pay with consideration of comparable value. The purchase will be closed within five days after notice is given by the Company. If the Company does not purchase the Shares, the Nonemployee Director may proceed with the proposed sale, but only on the terms described in the original notice. The proposed sale must be completed within 30 days after the end of the Company’s ten-day reply period.
     15.4 In the event a Consultant exercises an Option and thereafter, while still providing services to the Company, wishes to sell the Shares received upon exercise, he or she shall first offer to sell such Shares to the Company. The Consultant shall give notice to the Company at least 15 days prior to the proposed sale. The notice shall include the identity of the proposed purchaser and the details of the terms of the proposed purchase. The Company shall have ten days after receipt of this notice to advise the Consultant that the Company has decided to purchase the Shares on the same terms. If the terms of the proposed purchase involve consideration other than cash, the Company may pay with consideration of comparable value. The purchase will be closed within five days after notice is given by the Company. If the Company does not purchase the Shares, the Consultant may proceed with the proposed sale, but only on the terms described in the original notice. The proposed sale must be completed within 30 days after the end of the Company’s ten-day reply period.

     15.5 A. The provisions of this Article XV shall not apply to any Option Holder who is also a party to the Company’s Second Amended and Restated Shareholder’s Agreement, dated July 14, 2006, as amended and supplemented from time to time (“Buy-Sell Agreement”), so long as the Shares acquired as a result of Options granted under this Plan are subject to the terms of the Buy-Sell Agreement; provided that under no circumstances shall the Shares acquired under this Plan include or be subject to a mandatory repurchase obligation (other than a right of first refusal), or a put or call right that is not a lapse restriction (as defined in Treas. Reg. § 1.83-3(i)) if the per Share price under such right or obligation is based on a measure other than the Fair Market Value (disregarding lapse restrictions as defined in §1.83-3(i)) of a Share.
             B. The provisions of this Article XV shall terminate upon the earlier to occur of: (i) the successful completion of a public offering of the Common Stock, no par value, of the Company that is registered under the Securities Act of 1933 and which results, upon completion, in the Common Stock being listed on a national stock exchange or a national trading or quotation system; or (ii) the completion of a transaction which results in the Options granted under this Plan becoming rights to purchase securities of another entity which are listed on a national stock exchange or a national trading or quotation system.
ARTICLE XVI
MISCELLANEOUS
     16.1 Nothing contained in this Plan shall constitute the granting of an Option. Each Option shall be represented by a written Option agreement executed by both the Option Holder and the Company.
     16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the provisions of the Option agreement. No person holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. Notwithstanding any provision of this Plan or any Option agreement, no Option may be transferred, and no Option shall be exercisable or Shares issued and delivered upon exercise of an Option, unless and until the Company has complied with any and all applicable federal and state securities laws, listing requirements of any market or national securities exchange on which the Company’s Shares may then be traded and other requirements of law. Any certificate representing Shares acquired upon exercise of an Option may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.
     16.3 All Shares acquired upon exercise of Options granted under this Plan shall be subject to such “lock-up” arrangements as the underwriters reasonably may impose in the event of an initial public offering by the Company.
     16.4 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of or perform services for the Company or a Subsidiary or to interfere in any way with the right of the Company or a Subsidiary to terminate a person’s employment or service with the Company or Subsidiary at any time. So long as a holder of an Option shall continue to be an employee of the Company or a Subsidiary, the Option shall not be affected by any change of the employee’s duties or position.
     16.5 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Ohio.
     16.6 For federal income tax purposes, the Plan and the Options granted hereunder are intended to be exempt from Section 409A of the Code as a result of compliance with the exemptions set forth Treas. Reg. §§ 1.409A-1(b)(5)(i)(A) (relating to the exemption for Nonqualified Stock Options) and 1.409A-1(b)(5)(ii) (relating to the exemption for Incentive Stock Options). This Plan and all Options granted hereunder shall be interpreted, operated and administered in a manner consistent with this intention.
     16.7 When Shares are to be delivered upon exercise of an Option, the Company shall be entitled to require (i) that the Option Holder remit an amount in cash, or if determined by the Board, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto (“Required Withholding”), (ii) the withholding of such Required Withholding from compensation otherwise due to the Option Holder or from any Shares to be delivered to the Option Holder under the Plan, or (iii) any combination of the foregoing.

20